EXHIBIT (i)(2)

CONSENT OF COUNSEL

I consent to the incorporation by reference in this Post-Effective Amendment No. 5 to the Registration Statement of Eaton Vance NextShares Trust (1933 Act File No. 333-197733) of my opinion dated July 30, 2015 which was filed as Exhibit (i) to Pre-Effective Amendment No. 3.

/s/ Katy D. Burke
Katy D. Burke, Esq.

February 26, 2018

Boston, Massachusetts